EXHIBIT 32.1

Certification Pursuant to
 18 U.S.C. Section 1350

In connection with the Periodic Report of Overture Acquisition Corp. (the ‘‘Company’’) on Form 10-Q for the three months ended March 31, 2008, as filed with the Securities and Exchange Commission (the ‘‘Report’’), each undersigned officer of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John F. W. Hunt
John F. W. Hunt Chief Executive Officer and Secretary (Principal Executive Officer) Date: May 15, 2008
/s/ Marc J. Blazer
Marc J. Blazer President and Treasurer (Principal Financial Officer) Date: May 15, 2008